# Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "ROADSHIPS HOLDINGS INC.", FILED IN THIS OFFICE ON THE FOURTH DAY OF MARCH, A.D. 2013, AT 7:51 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

4169968 8100

130273857

AUTHENTICATION: 0257436

DATE: 03-04-13

You may verify this certificate online
at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:51 PM 03/04/2013
FILED 07:51 PM 03/04/2013
SRV 130273857 - 4169968 FILE

# AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF Roadships Holdings Inc.

Roadships Holdings Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

1. The name of the Corporation is Roadships Holdings Inc.

2. The date of filing of the original Certificate of Incorporation of the Corporation was June 5, 2006. The original name of the Corporation was CaddyStats, Inc.

3. Pursuant to Sections 228, 242, and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation.

4. The text of the original Certificate of Incorporation, and any amendment and restatement or correction thereto is hereby amended and restated to read in its entirety and shall, upon its filing with the Secretary of State of the State of Delaware, read as follows:

**FIRST:** The name of the corporation is Roadships Holdings Inc.

**SECOND:** Its registered office is to be located at Suite 105, 501 Silverside Road, Wilmington, DE 19809, County of New Castle. The name of the registered agent at such address is VALIS Group Inc.

**THIRD:** The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Laws.

**FOURTH:** The Corporation shall have 3 classes of stock. The total number of shares of stock which this Corporation shall have authority to issue is 3,010,000,004, of which 3,000,000,000 shares shall be Class A Common Stock, $0.00001 par value per share (the "Class A Common Stock"); and 4 shares shall be Class A Preferred Stock, $0.0001 par value per share (the "Class A Preferred Stock"); and 10,000,000 shares of Class B Preferred Stock, $0.0001 par value per share (the "Class B Preferred Stock", and together with the Class A Preferred Stock, the "Preferred Stock"). Subject to the limitations prescribed by law and the provisions of this Certificate of Incorporation, the Board of Directors of the Corporation is authorized to issue the preferred stock from time to time in one or more series, each of such series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional, or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by the board of directors in a resolution or resolutions providing for the issue of such preferred stock. Subject to the powers, preference, and rights of any preferred stock, including any series thereof, having any preference or priority over, or rights superior to, the common stock and except as otherwise provided by law, the holders of common stock shall have and possess all powers and voting and other rights pertaining to the stock of the Corporation and each share of common stock shall be entitled to one vote.

**FIFTH:** A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages from breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall; not adversely affect any right or protection of a director of the corporation hereunder in respect of any act of omission occurring prior to the time of such amendment, modification or repeal.

**SIXTH:** The name and mailing addresses of the persons currently serving as Directors are:

Micheal Nugent
25 Knightsbridge Parade East
Paradise Point, QLD 4216
Australia

Robert McClelland
83 Figtree Drive
Goonellabah, NSW 2480
Australia

Patrick Greene
259 Koonorigan Road
Koonorigan, NSW 2480
Australia

Michael Norton-Smith
23A Norfolk Avenue
Budds Beach, QLD 4217
Australia

**IN WITNESS WHEREOF,** Roadships Holdings Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer on this fourth day of March, 2013.

Robert McClelland
Secretary